Exhibit 99.1

Cullinan Oncology Appoints Nadim Ahmed as Chief Executive Officer

Ahmed’s appointment brings broad development and operational leadership experience to Cullinan, reflecting the advancement of its pipeline and transition to a later-stage oncology company

CAMBRIDGE, Mass., October 18, 2021 — Cullinan Oncology, Inc. (Nasdaq: CGEM) (“Cullinan” or “the Company”), a biopharmaceutical company focused on developing a diversified pipeline of targeted and immuno-oncology therapies, announced the appointment of Nadim Ahmed as President and Chief Executive Officer, effective today. Mr. Ahmed will also join the Company’s Board of Directors. Mr. Ahmed succeeds Owen Hughes, who resigned as CEO and as a member of the Company’s Board of Directors. Mr. Hughes will take on the role of Strategic Advisor to the company to support the transition.

“Owen has successfully built-out Cullinan’s organization and pipeline since its inception, while also leading the Company through multiple capital raises, including its IPO earlier this year,” said Anthony Rosenberg, Chairman of the Board of Directors at Cullinan. “Cullinan, via both internal discovery and external collaboration, has constructed a diverse portfolio of novel oncology programs that are advancing to later stages of development. Nadim brings to Cullinan a proven track record in oncology drug development and commercialization success. His experience at Celgene during a period of tremendous growth will be invaluable to Cullinan as we advance Pearl into later-stage clinical development, while also moving our first two immuno-oncology programs, MICA and Florentine, into clinical trials by year-end 2021. We will provide an update for Pearl in Q4 2021 as originally planned. On behalf of Cullinan, I want to welcome Nadim to Cullinan and thank Owen for his contributions. We look forward to him supporting the transition.”

“I am excited to be leading the incredibly talented team at Cullinan to advance our deep, multi-modality pipeline as we strive to bring important medicines to cancer patients,” said Mr. Ahmed. “With a world-class leadership team in place and a robust cash position, Cullinan is well-poised to execute on its evolution into a company with multiple clinical-stage novel oncology programs.”

Mr. Ahmed has more than twenty-five years of leadership experience in oncology across a range of development and commercialization roles, including recently at Bristol Myers Squibb (BMS), where he served as President, Hematology and at Celgene Corporation (Celgene) where he served as President, Global Hematology & Oncology through its acquisition by BMS. As President, Hematology at BMS, Mr. Ahmed oversaw multiple product launches and participated as a member of the company’s Leadership Team. Prior to BMS, Mr. Ahmed served in leadership roles at Celgene across both development and commercialization functions. During this time at Celgene, he successfully launched multiple cancer medicines, including Pomalyst®, Abraxane® and several key indications for Revlimid®. Mr. Ahmed has worked with various treatment modalities, including small molecules, biologics and cell therapy in hematology and solid tumors. Mr. Ahmed holds a Master of Science degree from Loughborough University, UK and a Bachelor of Science degree from University College London, UK.

About Cullinan Oncology

Cullinan Oncology is a biopharmaceutical company with a diversified pipeline of targeted and immuno-oncology therapeutic candidates across multiple modalities, with a focus on advanced stage assets built on novel technology platforms with differentiated mechanisms, via both internal discovery and external collaboration. Learn more about Cullinan at www.cullinanoncology.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding Cullinan’s beliefs and expectations regarding our preclinical and clinical development plans, clinical trial designs, clinical and therapeutic potential, and strategy of our product candidates, including but not limited to: the timing and success of our planned preclinical and clinical development of our programs, and the timing and success of our planned regulatory submissions; our ability to evaluate strategic opportunities to accelerate development timelines; our ability to optimize the impact of our collaborations and license agreements with external parties; our ability to continue our growth; and our expectations regarding our use of capital.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: uncertainty regarding the timing and results of regulatory submissions; success of our clinical trials and preclinical studies; risks related to our ability to protect and maintain our intellectual property position; risks related to manufacturing, supply, and distribution of our therapeutic candidates; risks related to the impact of COVID-19 affecting countries or regions in which we have operations or do business, including potential negative impacts on our employees, customers, supply chain and production as well as global economies and financial markets; the risk that any one or more of our product candidates, including those that are co-developed, will not be successfully developed and commercialized; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; and success of any collaboration, partnership, license or similar agreements. These and other important risks and uncertainties discussed in our filings with the Securities and Exchange Commission (SEC), including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except to the extent required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Moreover, except as required by law, neither Cullinan nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made.

Contacts:

Investor Relations

investors@cullinanoncology.com

Jeffrey Trigilio

+1 617.410.4650

jtrigilio@cullinanoncology.com